UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 13, 2013

ATHLON ENERGY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36026	46-2549833
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

420 Throckmorton Street, Suite 1200, Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (817) 984-8200

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement

On November 13, 2013, Athlon Energy Inc. (“Athlon” or the “Company”) became a party to and a guarantor under the Amended and Restated Credit Agreement (the “Credit Agreement”), dated as of March 19, 2013, by and among Athlon Holdings LP, a Delaware limited partnership and majority-owned subsidiary of Athlon (“Holdings”), Bank of America, N.A., as Administrative Agent and L/C Issuer, and the lenders party thereto, pursuant to the Amended and Restated Collateral Agreement, dated November 13, 2013, by and among the Company, Holdings and certain subsidiaries of the Company, as Grantors, and Bank of America, N.A., as collateral agent, and Supplement No. 2 to the Amended and Restated Guarantee Agreement, dated as of March 19, 2013 (as amended and supplemented to date), among certain subsidiaries of the Company party thereto and Bank of America, N.A., as collateral agent.

On November 14, 2013, Athlon entered into a First Amendment to Amended and Restated Credit Agreement and Borrowing Base Redetermination (the “Amendment”). The Amendment amended the Credit Agreement to, among other things, increase the borrowing base to $525 million from $320 million. A copy of the form of the Amendment is attached hereto as Exhibit 10.2 and incorporated herein by reference.

The Credit Agreement, which matures on March 19, 2018, provides for revolving credit loans to be made to Holdings from time to time and letters of credit to be issued from time to time for the account of Holdings or any of its restricted subsidiaries. The aggregate amount of the commitments of the lenders under the Credit Agreement is $1.0 billion. Availability under the Credit Agreement is subject to a borrowing base, which is redetermined semi-annually and upon requested special redeterminations.

As of November 14, 2013, the borrowing base was $525 million and there were no outstanding borrowings and no outstanding letters of credit under the Credit Agreement.

Obligations under the Credit Agreement are secured by a first-priority security interest in substantially all of the Company’s proved reserves and in the equity interests of its operating subsidiaries. In addition, obligations under the Credit Agreement are guaranteed by Athlon and Holdings’ operating subsidiaries.

Loans under the Credit Agreement are subject to varying rates of interest based on (i) outstanding borrowings in relation to the borrowing base and (ii) whether the loan is a Eurodollar loan or a base rate loan. Eurodollar loans under the Credit Agreement bear interest at the Eurodollar rate plus the applicable margin indicated in the following table, and base rate loans under the Credit Agreement bear interest at the base rate plus the applicable margin indicated in the following table. Holdings also incurs a quarterly commitment fee on the unused portion of the Credit Agreement indicated in the following table:

Ratio of Outstanding Borrowings to Borrowing Base	Unused Commitment Fee	Applicable Margin for Eurodollar Loans	Applicable Margin for Base Rate Loans
Less than or equal to .30 to 1	0.375%	1.50%	0.50%
Greater than .30 to 1 but less than or equal to .60 to 1	0.375%	1.75%	0.75%
Greater than .60 to 1 but less than or equal to .80 to 1	0.50%	2.00%	1.00%
Greater than .80 to 1 but less than or equal to .90 to 1	0.50%	2.25%	1.25%
Greater than .90 to 1	0.50%	2.50%	1.50%

The “Eurodollar rate” for any interest period (either one, two, three or six months, as selected by us) is the rate equal to the LIBOR for deposits in dollars for a similar interest period. The “Base Rate” is calculated as the highest of: (1) the annual rate of interest announced by Bank of America, N.A. as its “prime rate”; (2) the federal funds effective rate plus 0.5%; or (3) except during a “LIBOR Unavailability Period,” the Eurodollar rate (for dollar deposits for a one-month term) for such day plus 1.0%.

Any outstanding letters of credit reduce the availability under the Credit Agreement. Borrowings under the Credit Agreement may be repaid from time to time without penalty.

The Credit Agreement contains customary covenants including, among others, the following:

•                  a prohibition against incurring debt, subject to permitted exceptions;

•                  a restriction on creating liens on Holdings’ assets and the assets of its operating subsidiaries, subject to permitted exceptions;

•                  restrictions on merging and selling assets outside the ordinary course of business;

•                  restrictions on use of proceeds, investments, transactions with affiliates, or change of principal business;

•                  a requirement that Holdings maintain a ratio of consolidated total debt to EBITDAX (as defined in the Credit Agreement) of not more than 4.75 to 1.0 (which ratio changes to 4.5 to 1.0 beginning with the quarter ended June 30, 2014); and

•                  a provision limiting commodity derivative contracts to a volume not exceeding 85% of projected production from proved reserves for a period not exceeding 66 months from the date the commodity derivative contract is entered into.

The Credit Agreement contains customary events of default, including Holdings’ failure to comply with our financial ratios described above, which would permit the lenders to accelerate the debt if not cured within applicable grace periods. If an event of default occurs and is continuing, lenders with a majority of the aggregate commitments may require Bank of America, N.A. to declare all amounts outstanding under the Credit Agreement to be immediately due and payable.

Certain of the lenders underwriting the Credit Agreement are also counterparties to Holdings’ commodity derivative contracts.

The foregoing description of the Credit Agreement and the Amendment is qualified in its entirety by reference to the complete terms of the Credit Agreement and the form of the Amendment, which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information in Item 1.01 is incorporated herein by reference to this Item 2.03.

Item 9.01                                           Financial Statements and Exhibits.

(d)         Exhibits.

10.1                        Amended and Restated Credit Agreement, dated as of March 19, 2013, among Athlon Holdings LP, Bank of America, N.A., as Administrative Agent and L/C Issuer, and the lenders party thereto (incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form S-1, filed with the SEC on June 5, 2013).

10.2                        Form of First Amendment to Amended and Restated Credit Agreement and Borrowing Base Redetermination, dated as of November 14, 2013, by and among Athlon Holdings LP, each guarantor party thereto, Bank of America, N.A., as Administrative Agent, and the lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATHLON ENERGY INC.

Date: November 19, 2013	By:	/s/ William B. D. Butler
William B. D. Butler
Vice President—Chief Financial Officer, and
Principal Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1

Amended and Restated Credit Agreement, dated as of March 19, 2013, among Athlon Holdings LP, Bank of America, N.A., as Administrative Agent and L/C Issuer, and the lenders party thereto (incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form S-1, filed with the SEC on June 5, 2013).

10.2

Form of First Amendment to Amended and Restated Credit Agreement and Borrowing Base Redetermination, dated as of November 14, 2013, by and among Athlon Holdings LP, each guarantor party thereto, Bank of America, N.A., as Administrative Agent, and the lenders party thereto.